UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 13, 2016, FS Investment Corporation (the “Company”) announced that it will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, August 10, 2016, to discuss its second quarter 2016 results. A copy of the press release announcing the conference call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 22, 2016. On June 22, 2016, the Company adjourned the Annual Meeting with respect to the Share Issuance Proposal (as defined below) to permit additional time to solicit stockholder votes for such proposal. The reconvened meeting (the “Reconvened Meeting”) was held on July 13, 2016. As of April 20, 2016, the record date for the determination of stockholders entitled to notice of, and to vote at, the Reconvened Meeting, 243,488,590 shares of common stock were eligible to be voted in person or by proxy. Of the eligible shares of common stock to be voted, 123,055,907 were voted in person or by proxy at the Reconvened Meeting. Stockholders were asked to consider and act upon the following proposal at the Reconvened Meeting, which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2016 (the “Proxy Statement”):

•

Proposal– to authorize flexibility for the Company, with the approval of the Company’s board of directors, to offer and sell shares of the Company’s common stock during the 12 months following stockholder approval, at a price below the then-current net asset value per share, subject to certain limitations described in the Proxy Statement (the “Share Issuance Proposal”).

The Share Issuance Proposal was approved by the Company’s stockholders at the Reconvened Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,568,531	18,931,585	6,555,791	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated July 13, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: July 13, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release, dated July 13, 2016.